UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2006

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

(860) 862-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Mohegan Tribal Gaming Authority (the “Authority”) is governed by a nine-member Management Board, whose members also comprise the Mohegan Tribal Council (the governing body of the Mohegan Tribe of Indians of Connecticut (the “Tribe”)). Any change in the composition of the Mohegan Tribal Council (the “Council”) results in a corresponding change in the Authority’s Management Board.

On November 28, 2006, Roland J. Harris, a member of the Council, provided a letter to Bruce S. Bozsum, Chairman of the Council, announcing his resignation as of December 11, 2006 from his elected position in the Council, and therefore the Authority’s Management Board. Mr. Harris will assume the position of Senior Vice President of Project Management at the Authority following his resignation from the Council. In accordance with the requirements of the Constitution of the Tribe and the Mohegan Tribal Code, the Tribe will hold a special election to fill the Council vacancy created by Mr. Harris’ resignation within sixty days following the effective date of Mr. Harris’ resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: December 4, 2006	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board